UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 7, 2009

CardioNet, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33993	33-0604557
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

227 Washington Street #300 Conshohocken, PA		19428
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (610) 729-7000

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 7, 2009, the Registrant and Manny S. Gerolamo, the Registrant’s Senior Vice President, Sales and Marketing, agreed that Mr. Gerolamo would leave the Registrant, effective January 9, 2009.  Mr. Gerolamo’s departure is subject to the payment of severance benefits, as further described herein, under his employment agreement with the Registrant, dated November 14, 2008.  The employment agreement, which was described in the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 17, 2008, is attached hereto as Exhibit 99.1.

Pursuant to his employment agreement, Mr. Gerolamo will receive severance benefits consisting of: (i) base salary and accrued and unused vacation earned through the date of termination; (ii) an amount equal to one times (1.0x) base salary in effect at the time of termination (i.e., $250,000) plus one times (1.0x) on-target annual performance incentive bonus (i.e., 50% of base salary) in effect at the time of termination, paid in installments over the course of twelve (12) months in accordance with the Registrant’s payroll practices; and (iii) continued participation in Registrant’s medical, dental and vision plans for 12 months following separation.

Item 7.01	Regulation FD Disclosure.

On January 12, 2009, the Company hired Matthew Margolies as its Senior Vice President of Sales.  A press release describing Mr. Margolies’ hiring is furnished herewith as Exhibit 99.2.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Exhibit Title

99.1	Employment Agreement, dated as of November 14, 2008, between the Registrant and Manny S. Gerolamo.
99.2	Press Release by the Registrant, dated January 13, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CardioNet, Inc.

January 13, 2009	By:	/s/ Martin P. Galvan

Name: Martin P. Galvan
Title: Chief Financial Officer

Exhibit Index

Exhibit Number	Exhibit Title

99.1	Employment Agreement, dated as of November 14, 2008, between the Registrant and Manny S. Gerolamo.
99.2	Press Release by the Registrant, dated January 13, 2009.